Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

Description of Transaction

On October 23, 2014, Medivation, Inc. (the “Company”) entered into a License Agreement with CureTech, Ltd. (“CureTech”) pursuant to which the Company could acquire an exclusive license to the worldwide rights to CureTech’s late-stage clinical molecule, pidilizumab (“MDV9300”), an immunomodulatory antibody for all potential indications pursuant to a license from CureTech. On December 19, 2014, the Company delivered to CureTech a continuation notice and, as a result of the delivery of the continuation notice, obtained the exclusive rights to MDV9300. Under the License Agreement, the Company will be responsible for all development, regulatory, manufacturing, and commercialization activities for MDV9300 for all indications.

In connection with the License Agreement, the Company made upfront cash payments to CureTech totaling $5.0 million during the fourth quarter of 2014. In addition, CureTech is entitled to contingent payments totaling up to $85.0 million upon attainment of certain development and regulatory milestones, up to $245.0 million upon the achievement of certain annual worldwide net sales thresholds, and tiered royalties ranging from 5% to 11% on annual worldwide net sales. CureTech is also entitled to a $5.0 million milestone payment upon completion of the Manufacturing Technology Transfer, as defined in the License Agreement.

Basis of Presentation

The determination of the accounting for the MDV9300 acquisition as a business acquisition was based on a review of all of the pertinent facts and circumstances and was based on a number of factors outlined in Financial Accounting Standards Board Accounting Standards Codification, or ASC, 805, “Business Combinations,” which provides guidance in identifying transactions as an asset acquisition or a business acquisition. After consideration of the factors outlined in the prescribed ASC guidance as well as the stage of development of the late-stage molecule acquired from CureTech pursuant to the License Agreement, it was determined that the MDV9300 acquisition should be accounted for as a business acquisition and accounted for using the “acquisition method” of accounting.

The following unaudited pro forma condensed combined financial statements combine the historical financial information of the Company and CureTech. The unaudited pro forma condensed combined balance sheet at September 30, 2014 gives effect to the acquisition as if the acquisition had been consummated at that date. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014 are presented as if the acquisition had been completed on January 1, 2013. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and also in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined financial information presented below is based on, and should be used in conjunction with (i) the Company’s historical audited consolidated financial statements, and related notes thereto, for the year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, (ii) the Company’s historical unaudited consolidated financial statements, and related notes thereto, for the nine months ended September 30, 2014 and 2013, included in the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014, (iii) the historical audited financial statements, and related notes thereto, of CureTech for the year ended December 31, 2013 included as Exhibit 99.1 to this Form 8-K and (iv) the historical unaudited financial statements, and related notes thereto, of CureTech for the nine months ended September 30, 2014 and 2013 included as Exhibit 99.2 to this Form 8-K.

The Company’s historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. CureTech’s historical financial statements were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The Company is not aware of any material differences between the accounting policies of the Company and CureTech. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the Company and CureTech. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, or any related restructuring, integration costs, or transition costs that may result from the transaction. These unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future financial position or operating results.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

As of September 30, 2014

(in thousands of U.S. dollars)

	Medivation, Inc. (Historical)	CureTech (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$321,053	$268	$(5,268)	(a)	$316,053
Receivable from collaboration partner	208,090	—	—		208,090
Prepaid expenses and other current assets	20,918	92	(92)	(b)	20,918
Restricted cash	410	—	—		410

Total current assets	550,471	360	(5,360)		545,471
Property and equipment, net	41,075	927	(927)	(b)	41,075
Intangible assets	—	—	101,000	(c)	101,000
Restricted cash, net of current	11,562	—	—		11,562
Goodwill	—	—	10,000	(d)	10,000
Other non-current assets	15,076	5	(5)	(b)	15,076

Total assets	$618,184	$1,292	$104,708		$724,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$109,060	$515	(515)	(b)	$109,060
Deferred revenue	4,233	—	—		4,233
Contingent consideration	—	—	10,000	(e)	10,000
Current portion of build-to-suit lease obligation	781	—	—		781

Total current liabilities	114,074	515	9,485		124,074
Contingent consideration	—	—	96,000	(e)	96,000
Convertible Notes	218,555		—		218,555
Build-to-suit lease obligation, excluding current portion	18,249	—	—		18,249
Other non-current liabilities	18,060	13	(13)	(b)	18,060

Total liabilities	368,938	528	105,472		474,938
Stockholders’ Equity
Preferred stock	—	—	—		—
Common stock	1,552	1	(1)	(b)	1,552
Treasury stock	—	(110,054)	110,054	(b)	—
Accumulated other comprehensive loss	—	(3,365)	3,365	(b)	—
Capital reserves	—	643	(643)	(b)	—
Additional paid-in capital	469,608	52,745	(52,745)	(b)	469,608
Accumulated deficit	(221,914)	60,794	(60,794)	(b)	(221,914)

Total stockholders’ equity	249,246	764	(764)		249,246

Total liabilities and stockholders’ equity	$618,184	$1,292	$104,708		$724,184

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands of U.S. dollars, except per share data)

	Medivation, Inc. (Historical)	CureTech (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
Collaboration revenue	$435,757	$—	$—		$435,757
Operating Expenses:
Research and development expenses	131,693	2,809	—		134,502
Selling, general and administrative expenses	165,695	559	(559)	(f)	165,695
Other income, net	—	(5,352)	5,352	(f)	—

Total operating expenses	297,388	(1,984)	(559)		300,197

Income (loss) from operations	138,369	1,984	559		135,560
Other income (expense), net
Interest expense	(16,101)	(409)	409	(f)	(16,101)
Interest income	26	38	(38)	(f)	26
Other income (expense), net	(76)	—	—	(f)	(76)

Total other income (expense), net	(16,151)	(371)	371		(16,151)

Income before income tax expense	122,218	1,613	930		119,409
Income tax (expense) benefit	(9,971)	—	983	(g)	(8,988)

Net income	$112,247	$1,613	$1,913		$110,421

Net income per common share:
Basic	$0.73				$0.72
Diluted	$0.70				$0.68
Weighted-average common shares:
Basic	153,258				153,258
Diluted	161,448				161,448

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands of U.S. dollars, except per share data)

	Medivation, Inc. (Historical)	CureTech (Historical)	Pro Forma Adjustments	See Note 4	Pro Forma Combined
Collaboration revenue	$272,942	$—	$—		$272,942
Operating Expenses:
Research and development expenses	118,952	4,726	—		123,678
Selling, general and administrative expenses	176,231	705	(705)	(f)	176,231
Other income, net	—	(10)	10	(f)	—

Total operating expenses	295,183	5,421	(695)		299,909

Income (loss) from operations	(22,241)	(5,421)	695		(26,967)
Other income (expense), net
Interest expense	(20,249)	(112)	112	(f)	(20,249)
Interest income	193	75	(75)	(f)	193
Other income (expense), net	(201)	110,823	(110,823)	(f)	(201)

Total other income (expense), net	(20,257)	110,786	(110,786)		(20,257)

Income (loss) before income tax benefit	(42,498)	105,365	(110,091)		(47,224)
Income tax (expense) benefit	(115)	—	1,654	(g)	1,539

Net income (loss)	$(42,613)	$105,365	$(108,437)		$(45,685)

Net loss per common share:
Basic	$(0.28)				$(0.30)
Diluted	$(0.28)				$(0.30)
Weighted-average common shares:
Basic	150,330				150,330
Diluted	150,330				150,330

See notes to unaudited pro forma condensed combined financial statements which are an integral part of these financial statements.

MEDIVATION, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

(in thousands of U.S. dollars)

1.	Basis of Presentation

The historical CureTech balance sheet at September 30, 2014 has been converted from New Israeli Shekels (NIS) to U.S. dollars using the exchange rate of approximately 3.68 NIS to $1 on September 30, 2014. The historical CureTech condensed statement of income for the year ended December 31, 2013 has been converted from NIS to U.S. dollars using a historical average exchange rate of approximately 3.60 NIS to $1 and the historical CureTech condensed statement of income for the nine months ended September 30, 2014 has been converted from NIS to U.S. dollars using a historical average exchange rate of approximately 3.58 NIS to $1.

On September 15, 2015, the Company effected a two-for-one stock split of its common stock in the form of a stock dividend. The information of the Company’s common stock (except par value per share), par, and additional paid-in capital as of September 30, 2014, and the information of the net income (loss) per common share for the year ended December 31, 2013 and the nine months ended September 30, 2014 and 2013 have been retroactively adjusted to reflect the effect of the stock split.

2.	Accounting Policies

During the preparation of the accompanying unaudited pro forma condensed combined financial statements, the Company was not aware of any material differences between the accounting policies of the Company and CureTech. Accordingly, the accompanying unaudited pro forma condensed combined financial statements do not assume any material differences in accounting policies between the Company and CureTech.

3.	Purchase Price Allocation

The transaction is accounted for as a business acquisition using the acquisition method accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, “Business Combinations,” whereby the net assets acquired were recognized based on their estimated fair values on the acquisition date.

In connection with the closing of the transaction, the Company made upfront cash payments to CureTech totaling $5.0 million during the fourth quarter of 2014. In addition, CureTech is entitled to contingent payments totaling up to $85.0 million upon attainment of certain development and regulatory milestones, up to $245.0 million upon the achievement of certain annual worldwide net sales thresholds, and tiered royalties ranging from 5% to 11% on annual worldwide net sales. CureTech is also entitled to a $5.0 million milestone payment upon completion of the Manufacturing Technology Transfer, as defined in the License Agreement.

The following table presents the final allocation of the purchase consideration, including the contingent consideration payable, based on fair value:

Purchase consideration:
Cash	$5,000
Acquisition-date fair value of contingent consideration	106,000

Total purchase consideration	$111,000

Allocation of the purchase consideration:
Assets:
Identifiable intangible assets- IPR&D	$101,000

Net identifiable assets acquired	101,000
Goodwill	10,000

Net assets acquired	$111,000

The acquisition-date fair value of the contingent consideration payments totaled $106.0 million and was estimated by applying a probability-based income model with key assumptions that included estimated revenues or completion of certain development and sales milestone targets during the earn-out period, volatility, and estimated discount rates corresponding to the periods of expected payments.

Identifiable intangible assets totaled $101.0 million and consist entirely of in-process research and development (or “IPR&D”) for MDV9300. As of the valuation date, the Company determined that MDV9300 was the only R&D project with substance, such that the project had undergone conceptual stages, and research, development, and preproduction had been started for the project. As such, no other intangible assets were identified in the transaction other than MDV9300 as separate from goodwill. The excess of the total purchase consideration over the fair values assigned to the net assets acquired was $10.0 million, which represents the amount of goodwill resulting from the acquisition.

4.	Pro Forma Adjustments

The following is a summary of the adjustments included under the heading “Pro Forma Adjustments” in the unaudited pro forma condensed financial statements.

a.	Represents a $5.0 million reduction to the Company’s cash and cash equivalents for the upfront cash payment to CureTech upon closing of the transaction. The amount also represents the elimination of approximately $0.3 million of CureTech’s cash and cash equivalents that were not acquired by the Company in connection with the License Agreement.

b.	Reflects the elimination of CureTech’s historical assets, liabilities, and stockholders’ equity which were not acquired or assumed by the Company in connection with the License Agreement.

c.	Represents the portion of the purchase price allocated to IPR&D for MDV9300. As of the valuation date, the Company determined that MDV9300 was the only R&D project with substance, such that the project had undergone conceptual stages, and research, development, and preproduction had been started for the project. As such, no other intangible assets were identified in the transaction other than MDV9300 as separate from goodwill. The amount represents the fair value assigned to the incomplete project acquired from CureTech, which at the time of the acquisition, had not yet reached technological feasibility. The fair value assigned to the IPR&D was determined using the “income approach,” which is a valuation technique that provides an estimate of the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the more significant assumptions used in the income approach from the perspective of a market participant include the estimated net cash flows for each year (including revenues, costs of sales, research and development costs, selling, general, and administrative costs, and working capital/contributory asset charges), the discount rate that measures the risk inherent in each future cash flow stream, the assessment of the asset’s life cycle, competitive trends impacting the asset and each cash flow stream, as well as other factors.

The amounts are capitalized and accounted for as indefinite-long term assets, subject to impairment testing until completion or abandonment of the projects. Upon successful completion of the project, the Company will make a determination as to the then useful life of the intangible asset and begin amortization over that period. No amortization of the intangible asset is included in the pro forma financial statements.

d.	Reflects the goodwill resulting from the difference between the purchase price and the fair value of the net assets acquired as a result of the License Agreement.

e.	Represents the fair value estimate of contingent consideration associated with the License Agreement, which was estimated utilizing a model with key assumptions that included estimated revenues or completion of certain regulatory and sales-based milestones during the earn-out period, volatility, and estimated discount rates corresponding to the periods of expected payments. The contingent consideration has been classified as current or long-term based upon the Company’s estimate of the timing of the potential contingent payments.

f.	Represents the elimination of CureTech’s historical expenses and income that were not directly attributable to clinical development activities associated with MDV9300.

g.	Reflects the estimated income tax impact of CureTech’s historical research and development expense, computed at the Federal statutory tax rate of approximately 35%.